Exhibit 10.4



                        HAZWASTE INDUSTRIES INCORPORATED
                             1987 STOCK OPTION PLAN

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

    1.01.     Affiliate means any "subsidiary" or "parent" corporation (within
              ----------

the meaning of Section 422A of the Code) of the Company.

    1.02.       Agreement means a written agreement (including any amendment or
                ----------

supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

     1.03  Board means the Board of Directors of the Company.
           -----

     1.04  Code means the Internal Revenue Code of 1986,
           ----
as amended.

     1.05  Committee means a committee appointed by the Board to administer the
           ---------
Plan.

     1.06  Common Stock means the common stock of the Company.
           ------------

     1.07  Company means HazWaste Industries Incorporated.
           -------

     1.08  Fair Market Value means, on any given date, the value of the Common
           -----------------
Stock as determined by the Board using any reasonable valuation method.


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     1.09.  Option  means a stock option that entitles the holder to purchase
            -------

from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

     1.10.  Participant means an employee of the Company or an Affiliate who
            -----------

satisfies the requirements of Article IV and is selected by the Committee to receive an Option.

     1.11.   Plan  means the HazWaste Industries Incorporated 1987 Stock Option
            -----

Plan.

     1.12.   Ten Percent Shareholder  means any individual owning more than ten
            ------------------------

percent (10%) of the total combined voting power of all classes of stock of the

Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse,

ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation,

partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.



                                   ARTICLE II

                                    PURPOSES
                                    --------

    The Plan is intended to assist the Company and its Affiliates in recruiting and retaining key employees with



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ability and initiative by enabling employees who contribute significantly to the

Company or an Affiliate to participate in its future success and to associate their interests with those of the Company. The Plan authorizes the grant of both

"incentive stock options" within the meaning of Section 422A of the Code and nonqualified stock options. It is intended that Options granted under the Plan

(unless otherwise designated by their terms) shall constitute incentive stock options.  No Option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.



                                   ARTICLE III

                                 ADMINISTRATION
                                 --------------

    The Plan shall be administered by the Committee. The Committee shall have authority to grant Options upon such terms (not inconsistent with the provisions of the Plan) as it may consider appropriate. Such terms may include conditions

(in addition to those contained in the Plan) upon the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Committee,

in its discretion, may accelerate the time at which any Option may be exercised;

provided, however, that no



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acceleration shall affect the applicability of Section 4.02 (relating to the limitation on the number of incentive stock options that may become exercisable in a calendar year). In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting the power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Plan, any Agreement, or Option. All expenses of administering the

Plan shall be borne by the Company.



                                   ARTICLE IV

                                  ELIGIBILITY
                                  ------------

     4.01.  General.  Any employee of the Company or of any Affiliate (including
            --------

any corporation that becomes an Affiliate after the adoption of the Plan) who,

in the judgment of the Committee, has contributed or can be


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expected to contribute to the profits or growth of the Company or an Affiliate may be granted one or more Options. Directors of the Company who are employees are eligible to participate in the Plan. A person who is a member of the

Committee may not be granted Options under this Plan.

     4.02.  Grants.   The Committee will designate employees to whom Options are
            --------

to be granted and will specify the number of shares of Common Stock subject to each grant. All Options granted under the Plan shall be evidenced by Agreements that shall be subject to applicable provisions of the Plan and to such other provisions as the Committee may adopt. No Participant may be granted incentive stock options (under all incentive stock option plans of the Company and

Affiliates) which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date an option is granted)

exceeding $100,000. The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.



                                    ARTICLE V

                            STOCK SUBJECT TO OPTIONS
                            ------------------------

    Upon the exercise of any Option, the Company may deliver to the Participant authorized but unissued stock,

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treasury stock, or any combination thereof. The maximum aggregate number of shares of Common Stock that may be issued pursuant to Options granted under the Plan is 200,000, subject to adjustment as provided in Article IX. If an

Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under the

Plan.

                                   ARTICLE VI

                                  OPTION PRICE
                                  ------------

The price per share for Common Stock purchased by the exercise of any Option granted under the Plan shall be determined by the Committee on the date of grant. The price per share for Common Stock purchased by the exercise of an incentive stock option shall not be less than the Fair Market Value per share on the date such Option is granted; provided, however, that the price per share will not be less than 110% of such Fair Market Value in the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the

date such incentive stock option is granted.



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                                   ARTICLE VII

                              EXERCISE OF OPTIONS
                              --------------------

     7.01.  Maximum Option Period.  The maximum period in which an Option may be
            ----------------------

exercised shall be determined by the Committee on the date of grant. No Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date the Option was granted or five years in the case of an incentive stock option that was granted to a Ten Percent Shareholder. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

     7.02.  Nontransferability.  Any Option granted under the Plan shall be
            -------------------

nontransferable except by will or by the laws of descent and distribution.

During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or

liability of such Participant.                                              -

     7.03. Employee Status.  For purposes of determining the applicability of
           ----------------

Section 422A of the Code (relating to incentive stock options), or in the event that the terms of an Agreement provide that the Option may be exercised only during employment or within a specified period of time after

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termination of employment, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.



                                  ARTICLE VIII

                               METHOD OF EXERCISE
                               -------------------

     8.01.Exercise.   Subject to the provisions of Articles VII and X, an Option
          --------

may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An

OptiOn granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the Agreement with respect to remaining shares subject to the Option.

     8.02.  Payment.  Unless otherwise provided by the Agreement, payment of the
            --------

option price shall be made in cash or a cash equivalent acceptable to the

Committee.



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     8.03.  Shareholder Rights. No Participant shall, as a result of receiving
            ------------------

any Option, have any rights as a shareholder until the date he exercises such

Option.



                                   ARTICLE IX

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK
                     --------------------------------------

    Should the Company effect one or more stock dividends, stock split-ups,

subdivisions or consolidations of shares, or other similar changes in capitalization, the maximum number of shares as to which Options may be granted under the Plan shall be proportionately adjusted and the terms of Options shall be adjusted as the Committee shall determine to be equitably required. Any determination made under this Article IX by the Committee shall be final and conclusive.

    The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect,

and no adjustment by reason thereof shall be made with respect to, Options.




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                                    ARTICLE X

               COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
               -----------------------------------------------------

    No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations and rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on the opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Committee may deem advisable or desirable. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.



                                   ARTICLE XI

                               GENERAL PROVISIONS
                               ------------------

     11.01.  Effect on Employment. Neither the adoption of the Plan,
             ---------------------

its operation, nor any documents describing or referring to the Plan (or any part thereof) shall confer

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upon any employee any right to continue in the employ of the Company or an

Affiliate or in any way affect any right and power of the Company or an

Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

     11.02.  Unfunded Plan. The Plan, insofar as it provides for grants, shall
             -------------

be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the

Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the

Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     11.03.  Rules of Construction.  Headings are given to the articles and
             ---------------------

sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.



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                                   ARTICLE XII

                                    AMENDMENT
                                    ---------

           The Committee may amend or terminate the Plan from time to time;

provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) increases the aggregate number of shares that may be issued under Options or (ii) changes the class of employees eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.



                                  ARTICLE XIII

                                DURATION OF PLAN
                                -----------------

No Option may be granted under the Plan after August 30, 1997. Options granted before the expiration of such ten-year period shall remain valid in accordance with their terms.



                                   ARTICLE XIV

                             EFFECTIVE DATE OF PLAN
                             ----------------------

     Options may be granted under the Plan upon its adoption by the Committee,

provided that no Option will be effective unless the Plan is approved (at a duly held



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shareholders' meeting) by shareholders holding a majority of the Company's outstanding voting stock within twelve months of such adoption.







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